INDEX TO EXHIBITS

10.1     Form of Performance Stock Memorandum dated February 22,
         2000, regarding conditional opportunity to acquire
         Company stock granted to seven executive officers, respectively.

10.2 Credit Agreement among Global Marine Inc., Various Lending Institutions, ABN AMRO Bank, N.V., as Administrative Agent, Co-Lead Arranger and Book Runner, and Credit Lyonnais New York Branch, as Documentation Agent and Co-Lead Arranger, dated as of April 7, 2000.

15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission. Exhibit
         27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)